UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2019

Surmodics, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-23837	41-1356149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 W. 74th Street

Eden Prairie, Minnesota, 55344

(Address of Principal Executive Offices, and Zip Code)

(952) 500-7000

Registrant’s Telephone Number, Including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Surmodics, Inc. (the “Company”) approved the following forms of award agreements under the Company’s 2019 Equity Incentive Plan: (a) Form of Non-Qualified Stock Option Award Agreement; (b) Form of Restricted Stock Award Agreement; (c) Form of Restricted Stock Unit Award Agreement (for employees); (d) Form of Performance Stock Unit Award Agreement; (e) Form of Restricted Stock Unit Award Agreement (for non-employee directors); and (f) Form of Deferred Stock Unit Master Agreement (for non-employee directors).

Copies of these forms of agreements are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Non-Qualified Stock Option Award Agreement.

10.2	Form of Restricted Stock Award Agreement.

10.3	Form of Restricted Stock Unit Award Agreement (for employees).

10.4	Form of Performance Stock Unit Award Agreement.

10.5	Form of Restricted Stock Unit Award Agreement (for non-employee directors).

10.6	Form of Deferred Stock Unit Master Agreement (for non-employee directors).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: May 6, 2019	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary